UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2024

NYIAX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41626	46-0547534
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Maiden Lane, 11th Floor

New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (917) 444-9259

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective May 30, 2024 NYIAX, Inc. (the “Registrant”) dismissed its independent auditor, Marcum LLP (“Marcum”).

Marcum’s reports on the Registrant’s financial statements for the year ended December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Marcum’s report for the year ended December 31, 2022 raised substantial doubt about the Registrant’s ability to continue as a going concern.

In connection with its audit of, and in the issuance of its report on the Registrant’s financial statements for the year ended December 31, 2022, Marcum delivered a letter to the Audit Committee of the Registrant’s Board of Directors and management that identifies certain items that it considers to be material weaknesses in the effectiveness of its internal controls pursuant to standards established by the Public Company Accounting Oversight Board. A “material weakness ” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The Company identified material weaknesses in the revenue recognition process, expense reimbursement controls as well as errors over financial reporting. This was primarily the results of the Company’s lack of documentation of internal control in place, limited accounting personnel and lack of segregation of duties. Additionally, there were material weaknesses identified in the Company’s Information Technology General Controls (“ITGCs”). The control deficiencies identified were over the design of internal controls surrounding user access security, and change management.

The decision to change accountants was made by the Registrant’s Board of Directors.

During the two most recent fiscal years and the subsequent interim period through May 24, 2024, there were no disagreements between the Registrant and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods.

On May 24, 2024, the Registrant engaged WWC, P.C., CPA, certified public accountant, (“WWC”) as the Registrant’s independent accountant to report on the Registrant’s balance sheet and the related combined statements of income, stockholders’ equity and cash flows for the year then ended. The decision to appoint WWC was approved by the Registrant’s Board of Directors.

During the Registrant’s two most recent fiscal years and any subsequent interim period prior to the engagement of WWC, neither the Registrant nor anyone on the Registrant’s behalf consulted with WWC regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Regulation S-K, Items 304 (a) (1) (iv) and 304 (a) (1) (v).

The Registrant has provided Marcum with a copy of this Report before its filing with the Securities and Exchange Commission. The Registrant has requested Marcum to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant in this Report and, if not, stating the respects in which it does not agree. The letter is attached.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Marcum to the Securities and Exchange Commission dated June 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2024	NYIAX, Inc.

	By:	/s/ Teresa Gallo
		Name:	Teresa Gallo
		Title:	Chief Executive Officer

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